EXHIBIT 23.3

                          CONSENT OF DEJOYA & COMPANY







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April 18, 2005


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated March 18, 2005 relating to the financial statements of Crystalix Group International, Inc. as of December 32, 2004 and for the year ended. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.

Sincerely


/s/ DEJOYA & COMPAY

DeJoya & Company